DELAWARE GROUP TAX-FREE FUND

Registration No. 811-03850

FORM N-SAR

Semi-Annual Period Ended February 29, 2005

SUB-ITEM 77C: Matters submitted to a vote of security holders
The response to sub-item 77C with respect to each series of the Trust is incorporated by reference to Registrant's Form N-CSR filed with the Commission on April __, 2005.